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                                                                     Exhibit 4.2






                               M.A. HANNA COMPANY
                                  SUITE 36-5000
                                200 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-2305



                                   May 7, 2000

FIRST CHICAGO TRUST COMPANY OF NEW YORK
525 Washington Blvd.
Suite 4690
Jersey City, New Jersey 07310

Attention:  Robbin Mayo


                     Re: Amendment No. 1 to Rights Agreement
                         -----------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 26 of the Rights Agreement (the "Rights Agreement"), dated as of December 4, 1991, between M.A. Hanna Company (the "Company"), and First Chicago Trust Company of New York, successor to Ameritrust Company National Association, as rights agent, the Company, by resolution adopted by its Directors, hereby amends the Rights Agreement as follows:

                  1. Section 1(k) of the Rights Agreement is hereby amended and restated in its entirety as follows:

                  "(k) "Expiration Date" shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which all exercisable Rights are exchanged as provided in Section 27 hereof, and (iv) immediately prior to the Effective Time (as defined in the Consolidation Agreement)."

                  2. Section 1(o) of the Rights Agreement is hereby amended by inserting the following new Section 1(oo) immediately thereafter:

                  "(oo) "CONSOLIDATION AGREEMENT" means the Agreement and Plan of Consolidation, dated as of May 7, 2000, between the Company and Geon Company, a Delaware corporation ("Geon")."




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First Chicago Trust Company of New York
May 7, 2000
Page 2


                  3. Section 1 of the Rights Agreement is hereby amended by inserting the following new paragraph at the end of that Section:

                           "Notwithstanding anything in this Agreement to the
                  contrary, none of Geon, the Company, Consolidation Corp. (as defined in the Consolidation Agreement) or Resulting Corporation (as defined in the Consolidation Agreement), any of their Affiliates or Associates or any of their permitted assignees or transferees shall be deemed an Acquiring Person and none of a Distribution Date, a Share Acquisition Date, or a Triggering Event shall be deemed to occur or to have occurred, and that the Rights will not become separable, distributable, unredeemable or exercisable, in each such case, by reason or as a result of the approval, execution or delivery of the Consolidation Agreement, the consummation of the Consolidation (as defined in the Consolidation Agreement) or the consummation of the other transactions contemplated by the Consolidation Agreement."

                  4. Section 2 of the Rights Agreement is hereby amended by inserting the following language after the word "desirable" in the second sentence of that Section:

                           "upon ten (10) days written notice to the Rights
                  Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent."

                  5. Sections 18(a) and 20(c) of the Rights Agreement are amended by replacing the word "negligence" in each of those Sections with the words "gross negligence."

                  6. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment No. 1 to the Rights Agreement, but shall remain in full force and effect.

                  7. Capitalized terms used without other definition in this Amendment No. 1 to the Rights Agreement shall be used as defined in the Rights Agreement.

                  8. This Amendment No. 1 to the Rights Agreement shall be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

                  9. This Amendment No. 1 to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  10. This Amendment No. 1 to the Rights Agreement shall be effective as of, and immediately prior to, the execution and delivery of the Merger Agreement, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.



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First Chicago Trust Company of New York
May 7, 2000
Page 3

                  11. Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment No. 1 to the Rights Agreement.


                                        Very truly yours,

                                        M.A. HANNA COMPANY


                                        By:   /s/ Phillip D. Ashkettle
                                             -------------------------------
                                             Name:  Phillip D. Ashkettle
                                             Title:  Chairman and CEO



Accepted and agreed to as of the
effective time specified above:

FIRST CHICAGO TRUST COMPANY OF NEW YORK


By:   /s/ Michael S. Duncan
      --------------------------------------
      Name:  Michael S. Duncan
      Title:  Director, Corporate Actions